Exhibit 10.46
                   LEASE AMENDMENT AND EXTENSION AGREEMENT

      This Lease Amendment and Extension Agreement ("Amendment") is made and entered into on the 27th day of March, 1998 by and between Pro-Mark Holdings, Inc., a Delaware Corporation (the "Tenant"), and MUTUAL PROPERTIES STONEDALE L.P. (the "Landlord").

     WHEREAS Landlord and Tenant are the parties to a certain lease dated as of December 23, 1997 covering premises at 1935 Kingstown Road, Peace Dale, R.
I. (the "Lease"), terms defined in the Lease having the same meaning when used in this Amendment; and

     WHEREAS Landlord and Tenant now desire to amend the Lease by adding additional suites to the Premises, extending the Initial Term, deleting Tenant's right to terminate, changing the Expiration Date and otherwise amending the Lease;

      NOW, THEREFORE, in consideration of the premises, the mutual covenants herein set forth and other good and valuable consideration, Landlord and Tenant hereby agree to amend the Lease as follows:

1. Exhibit A and the definition of Premises as used in Article I - Premises and thereafter are amended to include, in addition to Suites 201 and 203 containing a total of 6,442 rentable square feet (the "Original Suites"), Suite 302 containing 1869 rentable square feet (the "Additional Suite"). The Original Suites and the Additional Suite contain a total of 8311 rentable square feet.

2.  Section 2.01 of Article 2 - Term is amended to read as follows:

      Section 2.01. The term of this Lease (the "Term") with respect to the Original Suites shall commence on April 5, 1998 (the "Commencement Date of the Original Suites") and, subject to earlier termination upon default as hereinafter provided, end on September 30, 2004 (the"Expiration Date"). The commencement of the Term for the Additional Suite shall be upon vacation of said suite by the current occupants thereof and substantial completion of the Additional Improvements (as hereinafter defined) by the Landlord, but in no event later than November 1, 1998 (the "Commencement Date of the Additional Suite") and shall continue, subject to earlier termination upon default as hereinafter provided until the Expiration Date.

3. Section 2.02 is deleted in its entirety.

4. Section 3.01. is deleted in its entirety and the following provisions substituted therefor:

      Section 3.01. Beginning on the Commencement Date of the Original Suites, Tenant agrees to pay to Landlord for the use of the Premises, in lawful money of the United States annual base rent ("Base Rent") in the amount of $86,967.00 payable in monthly installments of $7,247.25. Beginning on the Commencement Date of the Additional Suite and continuing throughout the Term, annual Base Rent in the amount of $112,198.56 shall be payable monthly in equal installments of $9,349.88.
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      All installments of Base Rent shall be payable on the first day of each month, in advance, without setoff or deduction. Rent for any period less than a full calendar month shall be prorated.

5. Section 3.02 is amended as follows.

      The first paragraph of Section 3.02 shall be deleted in its entirety and the following substituted therefor:
      In addition to Base Rent, Tenant shall pay as additional rent (hereinafter called "Additional Rent") (a) Tenant's Pro Rata Share (as hereinafter defined) of all real estate taxes and assessments of any kind relating to the Property and (b) Tenant's Pro Rata Share of all Operating Costs (as hereinafter defined) incurred by Landlord (collectively "Landlord's Expenses").

      The first sentence of the second paragraph of Section 3.02 is deleted and the following substituted therefor:
      From and after the Commencement Date of the Original Suites and the Additional Suite, Tenant's Pro Rata Share shall be 34.17% and 44.08%, respectively.

      The third paragragh is deleted and the following substituted therefor:
      Beginning  on  the   Commencement   Date  of  the  Original  Suites  and
continuing on the first of each month Tenant shall pay monthly in advance the amount of $540.00, and beginning on the Commencement Date of the Additional Suite and continuing throughout the Term Tenant shall pay monthly in advance the amount of $695.00, as its estimated Pro Rata Share of the Operating Costs of the Property. As soon as reasonably practicable after the end of each fiscal year, Landlord shall supply Tenant with a reasonably detailed statement setting forth all Operating Costs and a determination of Tenant's Pro Rata Share thereof. In the event the amount paid in advance by Tenant is less than Tenant's actual Pro Rata Share of Landlord's Operating Costs for any calendar year of the Term, Tenant shall pay any additional sum required within 30 days after receipt of Landlord's statement therefor. The foregoing notwithstanding, Landlord and Tenant agree that in each year of the Term starting with calendar year 1999, Tenant's Pro Rata Share of Operating Costs shall not increase by more than three per cent (3%) over the amount paid for the immediately preceding year.

6. Section 10.01 is amended to read as follows:

      Section 10.01. Promptly after the Commencement Date of the Original Suites and prior to the Commencement Date of the Additional Suite, Landlord, at its expense, shall cause certain work to be constructed in accordance with Exhibits B and C, respectively, attached hereto and by this reference incorporated herein. Upon the signing of this Amendment, Tenant will pay to Landlord the sum of $32,500 which shall be used to help defray the cost to Landlord of the said work.


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7. The first sentence of Section 18.01 is deleted in its entirety and the following substituted therefor:

      Section 18.01. Tenant has deposited with the Landlord the sum of $7,247.25 as a security deposit. On the Commencement Date of the Additional Suite, Tenant shall deposit an additional $2,102.63, making the total security deposit $9,349.88. The security deposit is to assure the full and faithful performance and observance by Tenant of all covenants, terms and conditions herein contained to be performed and observed by Tenant and Landlord may use, apply or retain the whole or any part of the security deposit to the extent required for the payment of any rent or any sum as to which Tenant is in default with respect to any of the covenants, terms or conditions of this Lease.

      Except as amended hereby, all other terms and conditions of the Lease shall remain in full force and effect and are in all respects hereby ratified and affirmed.

      IN WITNESS WHEREOF, the Landlord and Tenant have hereunto set their hands as of the day and date first above written.

TENANT:                             PRO-MARK HOLDINGS, INC.

                                    By /s/ Russell J. Corvese
                                       ----------------------------------------
                                    Name and Title  Russell J. Corvese, CIO

LANDLORD:                           MUTUAL PROPERTIES STONEDALE L.P.
                                    By STO Real Estate Inc. G. P.

                                    By /s/ Stephen G. Soscia
                                      -----------------------------------------
                                    Stephen G. Soscia, President


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                                   EXHIBIT "B"



                          [Floor plan of Suite 201-203]

                                   Exhibit "C"


                             Pro Mark Holdings, Inc.
                                    Suite 302

                             Landlord's Improvements

Tenant shall provide Landlord with interior floor plan layout not later than sixty (60) days prior to the date Landlord's Improvements are to be completed. Landlord shall reconfigure interior partitions, not to include demising walls of Suite 302, as shown on plan provided by Tenant. Landlord shall provide carpeted floor and painted walls.